EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Castle Brands Inc. (No. 333-133567) on Form S-8 of our report dated June 23, 2006, with respect to our audit of the consolidated financial statements of Castle Brands Inc. and subsidiaries as of March 31, 2006 and 2005, and for each of the years in the three year period then ended, which is included in the annual report on Form 10-K for the year ended March 31, 2006.

/s/ EISNER LLP
Eisner LLP

New York, New York
June 27, 2006